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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Centex Corporation Long Term Incentive Plan and to the incorporation by reference therein of our reports dated May 31, 2002, with respect to the consolidated financial statements of Centex Corporation and the combined financial statements and schedule of 3333 Holding Corporation and Centex Development Company, L.P. included in their Joint Annual Report (Form 10-K) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.





Dallas, Texas
February 21, 2002